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                    COCA-COLA ENTERPRISES INC.                      Exhibit 99
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS          Page 1 of 3
          (Unaudited; in Millions Except Per Share Data)

                                                          First Quarter
                                                   --------------------------
                                                    1998     1997(a)   Change
                                                   -------   -------   ------
Net Operating Revenues                             $ 2,958   $ 2,141     38%
Cost of Sales                                        1,876     1,341     40%
                                                   -------   -------
Gross Profit                                         1,082       800     35%
Selling, Delivery, and Administrative Expenses         993       742     34%
                                                   -------   -------
Operating Income                                        89        58     53%
Interest Expense - Net                                 168       107     57%
Other Nonoperating Deductions - Net                     --         5(b)
                                                   -------   -------
Loss Before Income Taxes                              (79)       (54)
Income Tax Benefit                                    (28)       (21)
                                                   -------   -------
Net Loss                                              (51)       (33)
Preferred Stock Dividends                              --          2
                                                   -------   -------
Net Loss Applicable to Common Share Owners         $  (51)   $   (35)
                                                   =======   =======
Basic and Diluted Average Common Shares
  Outstanding                                          387       377 (c)
                                                   =======   =======
Basic and Diluted Net Loss Per Share
  Applicable to Common Shares Owners(d)            $ (0.13)  $ (0.09)(c)
                                                   =======   =======
Cash Operating Profit Data:
  Operating Income                                 $    89   $    58    53%
  Depreciation                                         165       120    38%
  Amortization                                          90        96   (6)%
                                                   -------   -------
Cash Operating Profit                              $  344    $   274    26%
                                                   =======   =======

(a) Reported first-quarter 1997 results include the operating results of the British bottler for the month of March 1997 and interest expense from the closing date of February 10, 1997.

(b) First-quarter 1997 results include a $6 million, or 1 cent per common share (split-adjusted), one-time charge related to the April 1, 1997 redemption of the Company's 8 3/4 percent Debentures due April 1, 2017.

(c) Adjusted for 3-for-1 stock split.

(d) Per share data calculated prior to rounding to millions.








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                     COCA-COLA ENTERPRISES INC.                     Exhibit 99
               CONDENSED CONSOLIDATED BALANCE SHEETS               Page 2 of 3
                            (In Millions)


                                                      April 3,    December 31,
                                                        1998          1997
                                                     -----------  -----------
                                                     (Unaudited)
ASSETS
Current
  Cash and cash investments                            $    16      $    45
  Trade accounts receivable, net                         1,120        1,007
  Inventories                                              533          462
  Current deferred income tax assets                        70           70
  Prepaid expenses and other current assets                226          229
                                                       -------      -------
      Total Current Assets                               1,965        1,813

Net Property, Plant, and Equipment                       4,034        3,862
Franchises and Other Noncurrent Assets - Net            11,812       11,812
                                                       -------      -------
                                                       $17,811      $17,487
                                                       =======      =======
LIABILITIES AND SHARE-OWNERS' EQUITY
Current
  Accounts payable and accrued expenses                $ 2,084      $ 2,000
  Current portion of long-term debt                        832        1,032
                                                       -------      -------
      Total Current Liabilities                          2,916        3,032

Long-Term Debt, Less Current Maturities                  8,443        7,760
Retirement and Insurance Programs and Other
   Long-Term Obligations                                   886          917
Long-Term Deferred Income Tax Liabilities                3,891        3,996
Share-Owners' Equity
  Common stock                                             444          443
  Additional paid-in capital                             1,386        1,364
  Reinvested earnings                                      314          374
  Cumulative other comprehensive loss                      (36)         (16)
  Cost of common stock in treasury                        (433)        (383)
                                                       -------      -------
                                                         1,675        1,782
                                                       -------      -------
                                                       $17,811      $17,487
                                                       =======      =======












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                      COCA-COLA ENTERPRISES INC.                    Exhibit 99
                      Summary - Key Information                    Page 3 of 3
                             (Unaudited)



                                                Reported        Comparable
    First-Quarter 1998                           Change          Change(a)
--------------------------                      --------        ----------

Cash Operating Profit
  Consolidated                                     26%              13%
  Currency Neutral/Common Fiscal Periods                             7%

Physical Case Bottle and Can Volume(b)
  Consolidated                                     38%               8%
  North America                                    33%               6%
  Europe                                           58%              14%

Fountain Gallon Volume(b)                          42%               2%

Net Revenues Per Case -- Bottle and Can            Flat            (1)%
  Currency Neutral                                                 Flat

Cost of Sales Per Case -- Bottle and Can            1.5%          (.5)%
  Currency Neutral                                                   1%


(a) To determine the comparable change, 1997 results have been adjusted to include the results of significant 1997 acquisitions for the same periods they are included in reported 1998 results.

(b) To determine the 1998 comparable volume change, 1997 volume results have been adjusted for both acquisitions and common fiscal periods.
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